Exhibit 99.1


                               AGREEMENT AMENDING
                    EMPLOYMENT AND STOCK OWNERSHIP AGREEMENT
                                 BY AND BETWEEN
                            ENERGY PARTNERS, LTD. AND
                                 BRUCE R. SIDNER


     THIS AGREEMENT (the "Agreement"), entered into in Houston, Texas on this 16th day of March, 2004, by and between Bruce R. Sidner, an individual of the full age of majority domiciled in Harris County, State of Texas (hereinafter called "Employee") and Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Company"), represented herein by its duly authorized Chief Executive Officer, Richard A. Bachmann.

     WHEREAS, Employee and Company entered into an Employment and Stock Ownership Agreement (hereinafter called the "Employment Agreement") on January 15, 2002; and

     WHEREAS, Employee and Company desire to amend the Employment Agreement as hereinafter set forth;

     NOW, THEREFORE, Employee and Company do hereby agree as follows:

     1. The first sentence of Section 1.1 of the Employment Agreement shall be amended, effective as of the date of execution of this Agreement, to read as follows:

     "In consideration for the compensation and other benefits set forth in
     Section 1.2 and other provisions of this Agreement, the Company agrees to employ and Employee agrees to be employed by the Company for a period of five (5) years beginning on January 15, 2002 (the "Term"), unless Employee's employment hereunder sooner terminates pursuant to Section 1.4, 1.4A, 1.5, 1.6 or 1.7."

     2. The first sentence of Section 1.2 of the Employment Agreement shall be amended, effective as of the date hereof, to read as follows:

     "As compensation, Employee will receive an annual salary of $245,000 payable in accordance with the normal payroll practices of Company."

     3. In consideration of Employee's agreement to extend the term of the Employment Agreement as set forth in this Agreement, Employee shall receive, effective as of the date of execution of this Agreement, a grant of restricted shares (the "Restricted Shares") under Company's Amended and Restated 2000 Long Term Stock Incentive Plan (the "Stock Incentive Plan") covering such number of shares of common stock of Company as equals $1,000,000 divided by the closing price of a share of common stock of Company on the New York Stock Exchange on the date of execution of this Agreement (rounding such number of Restricted Shares to the nearest whole number). Such Restricted Shares shall vest on January 14,


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2007, provided Employee remains in the employment of Company continuously through that date, subject to earlier vesting in the event Employee's employment with Company is terminated by Company without "Cause" (as defined in the Employment Agreement), terminates by reason of a "determination of disability" (as defined in the Employment Agreement) or death or in the event of a "Change of Control" (as defined in the Stock Incentive Plan), or is terminated by Employee for Good Reason (as defined below). If Employee's employment terminates or is terminated for any reason other than as described in the preceding sentence, he shall forfeit all of the unvested Restricted Shares awarded pursuant to this Section 3. The Restricted Shares awarded pursuant to this
Section 3 shall be subject to all the terms and conditions of the Stock Incentive Plan.

     4. A new section 1.4A is hereby added to the Employment Agreement to read as follows:

     "1.4A Termination Without Cause or by Employee for Good Reason. Upon a termination of Employee's employment by the Company without Cause, or by the Employee for Good Reason, as defined below, the Company shall be obligated to pay, and the Employee shall be entitled to receive, the salary specified in Section 1.2 and the medical, dental and disability benefits that Employee would have received had he remained employed for the full remaining Term. For purposes of this Agreement, "Good Reason" for termination shall exist if, without the consent of Employee, any of the following events occur:

          (a) a reduction in Employee's base salary, or the elimination or reduction of a benefit under any employee benefit plan or program of the Company or any subsidiary in which he participates, other than an elimination or reduction that affects other senior executive officers in a similar way;

          (b) the loss of any of Employee's titles or positions, a significant diminution in Employee's duties and responsibilities or the assignment to Employee of duties and responsibilities inconsistent with his titles or positions; or

          (c) a material breach by the Company of this Agreement, which breach continues for more than thirty (30) days following written notice given by Employee to the Company.

          A termination of employment by Employee shall not be considered to be for Good Reason unless the termination occurs within sixty (60) days after Employee has knowledge of the event constituting Good Reason."

     5. Sections 1.8 and 1.9 of the Employment Agreement are hereby amended to read as follows:

     "1.8 Non-Competition. Employee and Company acknowledge that the Company is and has been engaged in the business of exploration and production of oil and gas related activities in the Gulf of Mexico and that the Company will provide Employee with confidential information regarding the Company and the Company's


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     business. In return for this and other consideration provided under this
     Agreement, Employee agrees that he will not compete, directly or through any instrumentality, with the Company by engaging in any activity whatsoever (i) as to any of the lease blocks and leases in which the Company owns an interest on the date of termination, for a period of two
     (2) years following Employee's termination of employment with the Company, and (ii) as to prospects of the Company which, on the date of termination, either (y) are subject to confidentiality agreements that have been entered into by the Company within the six (6) month period ending on the date of termination or (z) have been the subject of a bid by the Company as to a block or tract as to which all bids have been rejected by the relevant federal or state leasing authority, until the earlier of (A) the date two
     (2) years following Employee's termination of employment with the Company or (B) the expiration of the confidentiality agreement applicable to the particular prospect. The Company will furnish Employee a list of such blocks, leases and prospects promptly upon termination of employment."

     "1.9 Non-Solicitation. Employee agrees that, for a period of two (2) years following Employee's termination of employment with the Company, he shall not, directly or indirectly, (a) solicit or otherwise attempt to induce any person who is at the time of such solicitation or attempt an employee of the Company or any of its subsidiaries or affiliates to discontinue his or her relationship with the Company or any of its subsidiaries or affiliates or to solicit any such employee of the Company to enter into an employment relationship with any person or entity or (b) cause or attempt to cause any third party then under contract with the Company to modify its business relationship with the Company in any manner adverse to the Company."

     6. Except as amended by the Agreement, the Employment Agreement shall remain in full force and effect in accordance with its terms.


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     IN WITNESS WHEREOF, the parties hereto have set forth their hands on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the sole original.

WITNESSES:                                ENERGY PARTNERS, LTD.

/s/ Dennis Legendre                       By: /s/ Richard A. Bachmann
-------------------                           ------------------------
                                              Richard A. Bachmann,
                                                Chief Executive Officer

/s/ Stephanie McCardle
----------------------

/s/ Deborah Summers                           /s/ Bruce R. Sidner
-------------------                           -------------------
                                              Bruce R. Sidner

/s/ Valerie Ulrich
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